EXECUTION COPY

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of September 24, 2014 and is by and among BLACKHAWK NETWORK HOLDINGS, INC., a Delaware corporation (the “Borrower”), the financial institutions signatory hereto as lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).
Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H :
WHEREAS, the Borrower, the financial institutions party thereto (the “Lenders”), and the Administrative Agent are parties to the Credit Agreement dated as of March 28, 2014 (the “Credit Agreement”); and
WHEREAS, the Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement and effect the waiver of certain provisions of the Credit Agreement, in each case on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to Credit Agreement. Upon the Effective Date (as defined below):

(a)Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in appropriate alphabetical order:

“Alternative Currency” means each of the following currencies: Canadian Dollars, Euro, Sterling and each other lawful currency (other than Dollars) that is (a) readily available and freely transferrable and convertible into Dollars and (b) consented to by the applicable Issuing Lender with respect to one or more Letters of Credit to be issued by it.
“Canadian Dollars” and “C$” mean the lawful currency of Canada.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the Issuing Lender, as applicable, at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Euro” and “€” mean the single currency of the Participating Member States.

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Revaluation Date” means (a) each date of a Borrowing, (b) each date of issuance of a Letter of Credit, (c) each date of an amendment of a Letter of Credit having the effect of increasing the amount thereof, (d) each date of any payment by the Issuing Lender under any Letter of Credit denominated in an Alternative Currency and (e) such additional dates as the Administrative Agent or an Issuing Lender, as applicable, shall reasonably determine or the Required Lenders shall reasonably require.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or an Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or an Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or an Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that an Issuing Lender shall use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
(b)The definition of “Cash Secured Letter of Credit” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Cash Secured Letter of Credit” means a Letter of Credit, which, at the option of the Borrower, has been Cash Collateralized in an amount equal to 100% (or in the case of a Letter of Credit denominated in an Alternative Currency, 110%) of the Dollar Equivalent of the maximum amount drawable thereunder; provided, however, that, so long as no Event of Default has occurred and is continuing, the Borrower shall have the option to require the release of any Cash Collateral securing a Letter of Credit pursuant to this definition by giving notice to the Administrative Agent, whereupon such Cash Collateral shall be released within three (3) Business Days, and upon such release, such Letter of Credit shall continue to be a Letter of Credit for purposes hereof but shall cease to be a Cash Secured Letter of Credit.
(c)Clause (b) of the definition of Indebtedness set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)    all obligations to pay the deferred purchase price of property or services of such Person (including, without limitation, all obligations under non-competition or similar agreements, but excluding earn-out arrangements), except trade payables arising in the ordinary course of business that (i) are not more than ninety (90) days past due, or (ii) are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(d)The definition of “Loan Documents” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Loan Documents” means, collectively, (a) this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Subsidiary Guaranty Agreement and the Fee Letters, (b) each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement (including all amendments or amendments and restatements of any of the foregoing) or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement) and (c) any other document or agreement which is designated as a Loan Document by the Administrative Agent and the Borrower.
(e)The definition of Permitted Acquisition set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the phrase “(inclusive of assumed debt, earn-outs, deferred payments and Capital Stock of the Borrower)” wherever it appears in clauses (e) and (g) thereof and replacing it with the phrase “(inclusive of assumed debt, deferred payments and Capital Stock of the Borrower but exclusive of earn-outs)”.

(f)The definition of “Revolving Credit Outstandings” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount thereof on such date after giving effect to any Letters of Credit issued on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
(g)Section 1.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the Dollar Equivalent of the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified for such increase in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn and no longer available under such Letter of Credit).
(h)A new Section 1.9 is added to the Credit Agreement reading as follows:

Revaluation Dates. The Administrative Agent or the applicable Issuing Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of actual or potential L/C Obligations denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.
(i)Section 2.4(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

Mandatory Prepayments. (i) If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment (other than to the extent resulting from fluctuations in currency exchange rates), the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess remaining after taking into account any Cash Collateral already on deposit with the Administrative Agent with respect to Letters of Credit (such Cash Collateral to be applied in accordance with Section 12.2(b), except that, unless an Event of Default has occurred and is continuing, such Cash Collateral shall not be applied to any other Secured Obligations and shall be released to the Borrower as and to the extent such excess is reduced, notwithstanding that other Secured Obligations remain outstanding).
(ii)    If at any time the Revolving Credit Outstandings exceed 105% of the Revolving Credit Commitment, then to the extent resulting from fluctuations in currency exchange rates, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess remaining after taking into account any Cash Collateral already on deposit with the Administrative Agent with respect to Letters of Credit (such Cash Collateral to be applied in accordance with Section 12.2(b), except that, unless an Event of Default has occurred and is continuing, such Cash Collateral shall not be applied to any other Secured Obligations and shall be released to the Borrower as and to the extent such excess is reduced, notwithstanding that other Secured Obligations remain outstanding).
(j)The first two sentences of Section 3.1(a) of the Credit Agreement are amended and restated in their entirety to read as follows:

Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the “Letters of Credit”) for the account of the Borrower (but for the purposes of the Borrower or any Subsidiary thereof), on any Business Day from the Closing Date through but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the Dollar Equivalent of L/C Obligations would exceed the L/C Commitment, (ii) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment, (iii) unless such Issuing Lender shall have otherwise agreed, the aggregate outstanding amount of L/C Obligations associated with Letters of Credit issued by such Issuing Lender would exceed 50% of the L/C Commitment; or (iv) if such Letter of Credit is to be denominated in an Alternative Currency, the Dollar Equivalent of L/C Obligations with respect to all Letters of Credit denominated in Alternative Currencies would exceed $50,000,000. Each Letter of Credit shall (i) be denominated in Dollars or in an Alternative Currency in a minimum amount of $500,000 or the Dollar Equivalent thereof (or such lesser amount as agreed to by the applicable Issuing Lender), (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) subject to the final sentence of this section, expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit, which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York.
(k)Section 3.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender and the Administrative Agent a Letter of Credit Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, the applicable Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. The applicable Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit and promptly notify the Administrative Agent and each Revolving Credit Lender of the issuance of such Letter of Credit and, upon request by any Revolving

Credit Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.
(l)Section 3.3(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

Letter of Credit Commissions. The Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit multiplied by the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis); provided that with respect to each Cash Secured Letter of Credit, the letter of credit commission shall be the amount equal to the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit multiplied by 0.75% per annum. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section in accordance with their respective Revolving Credit Commitment Percentages.
(m)Section 3.4(a) and (b) of the Credit Agreement are amended and restated in their entirety to read as follows:

(a)    Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein the Dollar Equivalent of an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.
(b)    Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, such Issuing Lender shall notify the Administrative Agent and each L/C Participant of the amount (expressed in Dollars) and due date of such required payment and such L/C Participant shall pay to such Issuing Lender in Dollars the amount specified on the applicable due date. If any such amount is paid to such Issuing

Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to such Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. Eastern time on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. Eastern time on any Business Day, such payment shall be due on the following Business Day.
(n)Section 3.5 of the Credit Agreement is amended and restated in its entirety to read as follows:

Reimbursement Obligation of the Borrower.
(a)    In the event of any drawing under any Letter of Credit, (i) the Issuing Lender shall promptly notify the Borrower and the Administrative Agent thereof and (ii) subject, as applicable to Section 3.5(b), the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds in the applicable currency, the applicable Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (A) such draft so paid and (B) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify such Issuing Lender and the Administrative Agent that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (i) the Dollar Equivalent of the amount of such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and costs and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse such Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Lender as provided above, the unreimbursed amount (expressed in Dollars in the Dollar Equivalent of such unreimbursed amount) shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amount becomes payable (whether at stated maturity, by acceleration or otherwise) until payment in full.
(b)    In the case of a drawing upon a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the Issuing Lender pursuant to Section 3.5(a) in such Alternative Currency, unless (A) the Issuing Lender (at its option) shall have specified in the applicable notice that it will require reimbursement in Dollars or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the Issuing Lender and the Administrative Agent promptly following receipt of the notice of drawing that the Borrower will reimburse the Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Issuing Lender shall notify the Borrower and the Administrative Agent of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the first sentence of this Section 3.5(b) and (B) the Dollar reimbursement amount paid by the Borrower shall not be adequate on the date of the applicable payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrower agrees, as a separate and independent obligation, to indemnify the Issuing Lender for the loss resulting from such inadequacy. Each Issuing Lender shall promptly notify the Administrative Agent of any reimbursement payment it receives from the Borrower pursuant to Section 3.5(a).
(o)    A new Section 14.22 is added to the Credit Agreement reading as follows:
Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
2.Waiver.

(a)Pursuant to Section 9.13(b) of the Credit Agreement, the Borrower is obligated to deliver to the Administrative Agent “original stock certificates (or certificates that are the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing Capital Stock comprising sixty-five percent (65%) of the total outstanding voting Capital Stock (and one hundred percent (100%) of the non-voting Capital Stock) of each first tier Material Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof, within thirty (30) days after the Closing Date (or such longer period of time at the Administrative Agent’s discretion).” Such obligation is referred to as the “Stock Certificate Delivery Requirement” and has been met with respect to all first-tier Material Foreign Subsidiaries other than BH Network Holdings (Europe) B.V., a private company with limited liability organized under Dutch law (“BH Netherlands”).

(b)The undersigned Lenders hereby waive the Stock Certificate Delivery Requirement with respect to the Capital Stock of BH Netherlands; provided that, in lieu thereof, within ten Business Days after the date hereof (or such longer period of time at the Administrative Agent’s discretion) the Borrower shall take the following actions with respect to the Capital Stock of BH Netherlands: (a) cause the execution and delivery of a Dutch law Deed of Pledge of Shares in substantially the form of Exhibit A hereto (the “Dutch Pledge Agreement”) and cause there to be made an appropriate notation of such pledge of 65% of the outstanding voting Capital Stock (and 100% of the non-voting Capital Stock) of BH Netherlands in the share register thereof and (b) deliver or cause the delivery of such related documentation, certificates and opinions as the Administrative Agent may reasonably request.

3.Consent. Each Lender hereby (a) consents to, acknowledges and confirms the terms of the Dutch Pledge Agreement and the execution thereof by Wells Fargo, (b) agrees that the protections and indemnities of Article XIII and Section 14.3 of the Credit Agreement shall apply to and inure to Wells Fargo mutatis mutandis in connection with its entering into (by power of attorney) and enforcing its rights under the terms of the Dutch Pledge Agreement and (c) agrees that, notwithstanding anything in the Loan Documents to the contrary, the transactions contemplated by the Dutch Pledge Agreement shall be permitted. Wells Fargo confirms and agrees that proceeds received by it in respect of the “Charged Assets” under the Dutch Pledge Agreement shall be applied pursuant to Section 12.4 of the Credit Agreement. Each party hereto further agrees that the Dutch Pledge Agreement shall be deemed to be a “Loan Document”.

4.Representations and Warranties. The Borrower hereby represents and warrants that:

(a)The Borrower has the right, power and authority to execute, deliver and perform its obligations under this Amendment and has taken all necessary corporate and other action to authorize the same. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and by general principles of equity.

(b)After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except for (i) any representation or warranty qualified by materiality or Material

Adverse Effect, in which case such representation or warranty shall be true and correct in all respects, and (ii) any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(c)After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.Effectiveness. This Amendment shall become effective, and the “Effective Date” shall be deemed to have occurred, upon (a) the execution and delivery hereof by the Borrower, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders) and (b) the execution and delivery by the Subsidiary Guarantors of an Affirmation of Guaranty and Loan Documents in the form of Exhibit B hereto (to which the undersigned Lenders hereby consent).

6.References. Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

7.No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.

8.Counterparts. This Amendment may be executed in any number of counterparts (and by the different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

9.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401).

10.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute and deliver this Amendment as of the date first above written.

BLACKHAWK NETWORK HOLDINGS, INC., as Borrower

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO & CAO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ Brian Buck
Name:	Brian Buck
Title:	Managing Director

[Signature Page to First Amendment to Blackhawk Network Holdings, Inc. Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Russell McClymont
Name:	Russell McClymont
Title:	Senior Vice President

[Signature Page to First Amendment to Blackhawk Network Holdings, Inc. Credit Agreement]

SunTrust Bank

By:	/s/ Douglas C. O'Bryan
Name:	Douglas C. O'Bryan
Title:	Director

[Signature Page to First Amendment to Blackhawk Network Holdings, Inc. Credit Agreement]

BMO Harris Bank N.A.

By:	/s/ Scott Ferris
Name:	Scott Ferris
Title:	Managing Director

[Signature Page to First Amendment to Blackhawk Network Holdings, Inc. Credit Agreement]

U.S. Bank National Bank Association

By:	/s/ Joyce P. Dorsett
Name:	Joyce Dorsett
Title:	Vice President

[Signature Page to First Amendment to Blackhawk Network Holdings, Inc. Credit Agreement]

MUFG Union Bank, N.A. f/k/a Union Bank, N.A.

By:	/s/ Michael Gardner
Name:	Michael Gardner
Title:	Director

[Signature Page to First Amendment to Blackhawk Network Holdings, Inc. Credit Agreement]

CREDIT SUISSE AG, Cayman Islands Branch

By:	/s/ Judith Smith
Name:	Judith Smith
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta/
Name:	D. Andrew Maletta
Title:	Authorized Signatory

[Signature Page to First Amendment to Blackhawk Network Holdings, Inc. Credit Agreement]

GOLDMAN SACHS BANK USA

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

[Signature Page to First Amendment to Blackhawk Network Holdings, Inc. Credit Agreement]

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Vice President

[Signature Page to First Amendment to Blackhawk Network Holdings, Inc. Credit Agreement]

EXHIBIT B
AFFIRMATION OF GUARANTY AND LOAN DOCUMENTS

AFFIRMATION OF GUARANTY AND LOAN DOCUMENTS
Each of the undersigned (the “Subsidiary Guarantors”) acknowledges receipt of a copy of that certain First Amendment to Credit Agreement dated as of the date hereof (the “Amendment”) relating to the Credit Agreement dated as of March 28, 2014 (the “Credit Agreement”) referred to therein, consents to the Amendment and each of the transactions referenced therein, hereby reaffirms its obligations under the Subsidiary Guaranty Agreement and each other Loan Document to which it is a party and agrees that all references in any such other Loan Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by the Amendment. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement, as amended by the Amendment. Although the Subsidiary Guarantors have been informed of the matters set forth herein and have acknowledged and consented to same, each Subsidiary Guarantor understands that neither the Administrative Agent nor any Lender has any obligation to inform the Subsidiary Guarantors of such matters in the future or to seek any Subsidiary Guarantor’s acknowledgment or consent to future amendments or waivers, and nothing herein shall create such a duty. Each of the Subsidiary Guarantors further agrees that Section 14.22 of the Credit Agreement (added thereto by the Amendment) shall be applicable to amounts payable by such Subsidiary Guarantor pursuant to the Subsidiary Guaranty Agreement mutatis mutandis.
Dated as of September 24, 2014

EWI HOLDINGS, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	Treasurer

CARDPOOL, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO

BLACKHAWK NETWORK, INC.

By:	/s/ Jerry Ulrich
Name:	Jerry Ulrich
Title:	CFO & CAO

BLACKHAWK NETWORK CALIFORNIA, INC.

By:	/s/ Jerry Ulrich
Title:	Jerry Ulrich
Name:	CFO